UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 17, 2024

HOWARD HUGHES HOLDINGS INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-41779 (Commission File Number)	93-1869991 (I.R.S. Employer Identification No.)

9950 Woodloch Forest Drive, Suite 1100

The Woodlands, Texas 77381

(Address of principal executive offices)

Registrant’s telephone number, including area code: (281) 719-6100

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol(s)	Name of each exchange on which registered:
Common stock $0.01 par value per share	HHH	New York Stock Exchange

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Director

On June 17, 2024, Howard Hughes Holdings Inc., a Delaware corporation (the “Company”), appointed Dana Hamilton to serve on the Company’s board of directors (the “Board”) and to serve on the Risk Committee of the Board effective immediately. The Board determined that Ms. Hamilton is an independent director under the New York Stock Exchange listing standards. Ms. Hamilton will be provided with the Company’s standard non-employee director compensation, under which Ms. Hamilton will receive: (i) an annual retainer for her service on the Board in the amount of $220,000 payable in restricted stock; and (ii) $10,000 payable in cash for her service on the Risk Committee. The restricted stock will vest on the earlier of the Company’s 2025 annual meeting of stockholders or June 1, 2025. Ms. Hamilton will also enter into a director indemnification agreement, a form of which has been incorporated by reference as Exhibit 10.1 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2023, filed with the SEC on February 27, 2024.

Prior to joining the Board, Ms. Hamilton, age 55, was a Senior Advisor to Pretium Partners LLC, an alternative investment manager specializing in U.S. real estate and credit assets, from December 2022 to March 2023. From April 2017 until December 2022, Ms. Hamilton was a Senior Managing Director and Head of Real Estate for Pretium, where she chaired the Real Estate Investment Committee and oversaw significant growth in Pretium’s single-family rental investment business. Ms. Hamilton is also the co-founder of Ameriton LLC, a real estate investment company, and has served as its President since October 2014. From October 2013 to October 2014, she served as President and Chief Executive Officer, and trustee, of Borderplex Community Trust. Prior thereto, Ms. Hamilton spent 20 years at Archstone, one of the largest apartment companies in the U.S. and Europe, until its sale to AvalonBay and Equity Residential in 2013. At Archstone, she held numerous roles during her tenure, including President – Europe and Executive Vice President – National Operations. Ms. Hamilton currently serves as a director of Opendoor Technologies Inc., an online buyer and seller of residential real estate. Previously, she served as a director of Life Storage, Inc. from March 2018 until the company merged with Extra Space Storage Inc. in July 2023, and FelCor Lodging Trust Incorporated from April 2016 until September 2017, when the company merged with RLJ Lodging Trust. Ms. Hamilton earned her B.A. in Public Policy from Stanford University and her M.B.A. in Real Estate and Finance from the Haas School of Business at the University of California, Berkeley.

Ms. Hamilton has no family relationship with any of the executive officers or directors of the Company. Since the beginning of the Company’s last fiscal year, Ms. Hamilton does not have a material interest, direct or indirect, in any other transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

A copy of the Company’s press release announcing the appointment of Ms. Hamilton is being furnished as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Exhibit Description
99.1	Press Release issued by Howard Hughes Holdings Inc. on June 18, 2022.
104	Cover Page Interactive Data File (formatted in Inline XBRL and contained in Exhibit 101)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HOWARD HUGHES HOLDINGS INC.

By:	/s/ Joseph Valane
Joseph Valane
General Counsel & Secretary

Date: June 18, 2024